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                                                                   EXHIBIT 23.01

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-25455 and 333-58991) of Onsale, Inc., of our report dated February 8, 1999 appearing on page 32 of the Annual Report to Stockholders which is incorporated in this Annual Report on Form 10-K.




/s/ PricewaterhouseCoopers LLP
San Jose, California
March 31, 1999